Exhibit 10.4

SUBLEASE FOR 1269 – 1271 S. COCHRAN AVE, LOS ANGELES, CA 90019

THIS SUBLEASE (“Sublease”) dated as of December 1, 2018 is made between PCJW PROPERTIES LLC (“Sub-landlord”), and DAVE, INC. (“Subtenant”).

Recitals

A. Sub-landlord is the tenant under NUNLEY TRUST dated as of November 1, 2018 (“Original Master Lease”), pursuant to which NUNLEY TRUST (“Master Landlord”) leased to Sub-landlord the real property located in the City of Los Angeles, County of Los Angeles State of California, described as 1269-1271 S. Cochran Ave, 90019, an approximate 3,527 square foot commercial building. (“Master Premises”).

B. The Original Master Lease, together with any amendments, is collectively referred to as the “Master Lease.”

C. A copy of the Master Lease with certain confidential information having been omitted is attached and incorporated in this Sublease as Exhibit A.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Sublease

Sub-landlord subleases to Subtenant on the terms and conditions in this Sublease the following portion of the Master Premises (“Premises”): 1269-1271 S. Cochran Ave, Los Angeles, CA 90019, an approximate 3,527 square foot commercial building.

Section 2. Warranty by Sub-landlord

Sub-landlord warrants to Sub-tenant that the Master Lease has not been amended or modified except as expressly set forth in this Sublease; that Sub-landlord is not now, and as of the commencement of the Term (defined in this Sublease) of this Sublease will not be, in default or breach of any of the provisions of the Master Lease; and that Sub-landlord has no knowledge of any claim by Master Landlord that Sub-landlord is in default or breach of any of the provisions of the Master Lease.

Section 3. Term

The term of this Sublease (the “Term”) will commence on the latter of December 1, 2018 (“Commencement Date”), or when Master Landlord consents to this Sublease (if consent is required under the Master Lease), whichever occurs later, and end on October 31, 2023 (“Termination Date”), unless terminated sooner in accordance with the provisions of this Sublease. If the Term commences on a date other than the Commencement Date, Sub-landlord and Subtenant will execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises (“Possession”) will be delivered to Subtenant on the commencement of the Term. If for any reason Sub-landlord does not deliver Possession to Subtenant on the Commencement of the Term, Sub-landlord will not be subject to any liability for this failure, the Termination Date will not be extended by the delay, and the validity of this Sublease will not be impaired. Rent will be abated until delivery of Possession. However, if Sub-landlord has not delivered Possession to Subtenant within thirty (30) days after the Commencement Date, at any time after that and before delivery of Possession, Subtenant may give written notice to Sub-landlord of Subtenant’s intention to cancel this Sublease. The notice will set forth an effective date for the cancellation, which will be at least ten (10) days after delivery of notice to Sub-landlord. If Sub-landlord delivers Possession to Subtenant on or before this effective date, this Sublease will remain in full force. If Sub-landlord fails to deliver Possession to Subtenant on or before this effective date, this Sublease will be canceled. Upon cancellation, all consideration previously paid by Subtenant to Sub-landlord on account of this Sublease will be returned to Subtenant, this Sublease will have no further force, and Sub-landlord will have no further liability to Subtenant because of this delay or cancellation. If Sub-landlord permits Subtenant to take Possession prior to the commencement of the Term, the early Possession will not advance the Termination Date and will be subject to the provisions of this Sublease, including, without limitation, the payment of rent.

Section 4. Rent

(a) Minimum Rent.

Subtenant will pay to Sub-landlord as minimum rent, without deduction, setoff, notice, or demand, at 1265 S. Cochran Ave, Los Angeles, CA 90019 or at any other place Sub-landlord designates by notice to Subtenant, the sum of $5,000 per month, in advance of the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months will be prorated on a per diem basis. Minimum Rent shall increase annually on the anniversary of the Commencement Date in the fixed amount of 4% per year.

(b) Operating Costs.

If the Master Lease requires Sub-landlord to pay to Master Landlord all or a portion of the expenses of operating the building or the project of which the Premises are a part (collectively, “Operating Costs”), including, but not limited to, taxes, utilities, or insurance, Subtenant will pay to Sub-landlord as additional rent 100% of the amounts payable by Sub-landlord for Operating Costs incurred during the Term. This additional rent will be payable as and when Operating Costs are payable by Sub-landlord to Master Landlord. If the Master Lease provides for payment by Sub-landlord of Operating Costs on the basis of an estimate, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sub-landlord and Subtenant will be adjusted in the same manner. If this adjustment occurs after the expiration or earlier termination of the Term, the obligations of Sub-landlord and Subtenant under this Subsection will survive this expiration or termination. Sub-landlord will, on request by Subtenant, furnish Subtenant with copies of all statements submitted by Master Landlord of the actual or estimated Operating Costs during the Term.

Section 5. Security Deposit

~~Subtenant will deposit with Sub-landlord on execution of this Sublease the sum of $5,000 as security for Subtenant’s faithful performance of Subtenant’s obligations under this Sublease (“Security Deposit”). If Subtenant fails to pay rent or other charges when due under this Sublease, or fails to perform any obligations under this Sublease, Sub-landlord may use any portion of the Security Deposit for the payment of any rent or other amount then due and unpaid, for the payment of any other sum for which Sub-landlord may become obligated because of Subtenant’s default or breach, or for any loss sustained by Sub-landlord as a result of Subtenant’s default or breach. If Sub-landlord uses any portion of the Security Deposit, Subtenant will, within ten (10) days after written demand by Sub-landlord, restore the Security Deposit to the full amount originally deposited. Subtenant’s failure to do so will constitute a default under this Sublease. Sub-landlord will not be required to keep the Security Deposit separate from its general accounts, and will have no obligation or liability for payment of interest on the Security Deposit. If Sub-landlord assigns its interest in this Sublease, Sub-landlord will deliver to its assignee as much of the Security Deposit as Sub-landlord then holds. Within ten (10) days after the Term has expired or Subtenant has vacated the Premises or any final adjustment pursuant to Subsection 4(b) of this Sublease has been made, whichever occurs last, and provided that Subtenant~~ is not then in default under this Sublease, the Security Deposit, or as much as remains that has not been applied by Sub-landlord, will be returned to Subtenant or to the last assignee, if any, of Subtenant’s interest under this Sublease.

Section 6. Use of Premises

The Premises will be used and occupied only for office and warehouse and for no other use or purpose.

Section 7. Assignment and Subletting

Subtenant will not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sub-landlord (and the consent of Master Landlord, if this is required under the terms of the Master Lease).

Section 8. Other Provisions of Sublease

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sub-landlord were the landlord, Subtenant the tenant, and the Premises the Master Premises, except for the following: Right of First Refusal Addendum to the Master Lease. Subtenant assumes and agrees to perform the tenant’s obligations under the Master Lease during the Term to the extent that these obligations are applicable to the Premises. However, the obligation to pay rent and operating costs to Master Landlord under the Master Lease will be considered performed by Subtenant to the extent and in the amount rent and operating costs are paid to Sub-landlord in accordance with Section 4 of this Sublease. Subtenant will not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sub-landlord will exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. If the Master Lease terminates, at the option of Master Landlord, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease. However, if the Master Lease terminates as a result of a default or breach by Sub-landlord or Subtenant under this Sublease or the Master Lease, the defaulting party will be liable to the nondefaulting party for the damage suffered as a result of the termination. Regardless, if the Master Lease gives Sub-landlord any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of this right by Sub-landlord will not constitute a default or breach.

Section 9. Attorney Fees

If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney’s fees.

Section 10. No Broker

Sub-landlord and Subtenant each warrant that they have not dealt with any real estate broker in connection with this transaction. Sub-landlord and Subtenant each agree to indemnify, defend, and hold the other harmless against any damages incurred as a result of the breach of the warranty contained in this Sublease.

Section 11. Notices

All notices and demands that may be required or permitted by either party to the other will be in writing. All notices and demands by the Sub-landlord to Subtenant will be sent by United States Mail, postage prepaid, addressed to the Subtenant at the Premises, and to the address in this Sublease below, or to any other place that Subtenant may from time to time designate in a notice to the Sub-landlord. All notices and demands by the Subtenant to Sub-landlord will be sent by United States Mail, postage prepaid, addressed to the Sub-landlord at the address in this Sublease, and to any other person or place that the Sub-landlord may from time to time designate in a notice to the Subtenant.

To Sub-landlord: PCJW PROPERTIES LLC. 1265 S. COCHRAN AVE, LOS ANGELES, CA 90019

To Subtenant: DAVE, INC. 1265 S. COCHRAN AVE, LOS ANGELES, CA 90019

Section 12. Successors and Assigns

This Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

Section 13. Attornment

If the Master Lease terminates, Subtenant will, if requested, attorn to Master Landlord and recognize Master Landlord as Sub-landlord under this Sublease. However, Subtenant’s obligation to attorn to Master Landlord will be conditioned on Subtenant’s receipt of a nondisturbance agreement.

Section 14. Entry

Sub-landlord reserves the right to enter the Premises on reasonable notice to Subtenant to inspect the Premises or the performance by Subtenant of the terms and conditions of this Sublease and, during the last 3 months of the Term, to show the Premises to prospective subtenant. In an emergency, no notice will be required for entry.

Section 15. Late Charge and Interest

The late payment of any Rent will cause Sub-landlord to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses. If Sub-landlord has not received any installment of Rent within five (5) days after that amount is due, Subtenant will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sub-landlord. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum (“Applicable Interest Rate”) equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Sublease or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under these circumstances. Sub-landlord and Subtenant recognize that the damage Sub-landlord will suffer in the event of Subtenant’s failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sub-landlord will suffer. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, the Rent will automatically become payable quarterly in advance.

Section 16. Entire Agreement

This Sublease sets forth all the agreements between Sub-landlord and Subtenant concerning the Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

Section 17. Time of Essence

Time is of the essence in this Sublease.

Section 18. Consent by Master Landlord

THIS SUBLEASE WILL HAVE NO EFFECT UNLESS CONSENTED TO BY MASTER LANDLORD WITHIN 10 DAYS AFTER EXECUTION, IF CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

Section 19. Governing Law

This Sublease will be governed by and construed in accordance with California law.

Section 20. Accessibility Requirements

The following requirements are included herein by Landlord to comply with Civ. Code, § 1938:

☐	The Premises have not undergone inspection by a Certified Access Specialist (CASp).

☐	The Premises have undergone inspection by a Certified Access Specialist (CASp).

☐	Attached hereto is a copy of the current disability access inspection certificate.

☐

Tenant acknowledges that it has received at least 48 hours prior to the execution of this Lease a copy of the report prepared by the Certified Access Specialist (CASp) dated [date of report], a copy of which is attached hereto as Exhibit [designation of exhibit] (the “CASp Report”). Tenants’ initials ______________.

☐	[Landlord/Tenant] shall bear the cost of any work called for under the CASp Report.

☐

Tenant hereby agrees to keep and maintain the confidentiality of the CASp Report and will not disclose the contents thereof to any third party without first obtaining the written consent of Landlord, which consent Landlord may grant or withhold in its sole and absolute discretion, except as necessary for Tenant to complete repairs and corrections of violations of construction-related accessibility standards that Tenant agrees to make.

☐

Tenant acknowledges and agrees that a Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

SUB-LANDLORD:

PCJW PROPERTIES LLC

By:	/s/ Paras Chitrakar
Name:	Paras Chitrakar
Its:	Partner

By:
Name:
Its:

SUBTENANT:

DAVE, INC.

By:	/s/ Jason Wilk
Name:	Jason Wilk
Its:	CEO

By:
Name:
Its: